================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SIGNATURE INNS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                              SIGNATURE INNS, INC.
                        250 EAST 96TH STREET, SUITE 450
                             INDIANAPOLIS, IN 46240

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1997

TO THE SHAREHOLDERS OF SIGNATURE INNS, INC.;

     Notice is hereby given that the annual meeting of the Shareholders of Signature Inns, Inc. (the "Company"), will be held at the Ritz Charles, 12156 North Meridian Street, Carmel, Indiana 46032, on Tuesday, May 20, 1997, at 2:00 p.m., Local Time for the following purposes:

     1. To consider and vote upon the election of two directors for three (3) year terms;

     2. To consider and vote upon a proposal to amend Article V of the Company's Amended and Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of its common stock from 13,513,514 to 25,000,000 shares;

     3. To consider and vote upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1997; and

     4. To consider and transact such other business as may properly come before the meeting, or any adjournments thereof.

     The Board of Directors has fixed the close of business on Tuesday, April 1, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof. Only Shareholders of record at the close of business on that date will be entitled to vote. Holders of shares of the Company's common stock as of that date are entitled to vote upon all matters to be presented at the meeting.

     A form of proxy, being solicited by management on behalf of the Board of Directors, is enclosed.

     All Shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the meeting, the Board of Directors requests that you sign your proxy and mail it promptly in the enclosed postage guaranteed envelope. If you do attend the meeting, you may, of course, vote your shares even though you have sent in your proxy; or, if, at any time prior to actual exercise, you desire to revoke your proxy, you may do so. Approval of each of the matters set forth above requires the affirmative vote of a majority of outstanding shares present or represented and entitled to vote thereon.

                                        By Order of the Board of Directors,

                                        DAVID R. MILLER
                                        Secretary

April 15, 1997

            PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD
              PROMPTLY IN THE ENCLOSED POSTAGE GUARANTEED ENVELOPE

                              SIGNATURE INNS, INC.
                        250 EAST 96TH STREET, SUITE 450
                          INDIANAPOLIS, INDIANA 46240
                         ------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1997
                         ------------------------------

                                  INTRODUCTION

     This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") of Signature Inns, Inc. (the "Company") on or about April 15, 1997, and are being furnished in connection with management's solicitation of proxies to be used at the annual meeting of Shareholders to be held Tuesday, May 20, 1997, at the time and place and for the purposes of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying and, by this reference, constituting a part of this Proxy Statement.

     Any Shareholder who executes and returns a proxy may revoke the same at any time prior to the voting thereof by filing a written revocation with the Secretary of the Company, by submitting another duly executed proxy with a later date or by attending the meeting and requesting the return of his proxy from the Secretary prior to the vote.

     The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and facsimile transmission by directors, officers and employees of the Company without extra compensation. The Company will also reimburse brokerage houses, custodians, nominees and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

     The Annual Report to Shareholders for the year ended December 31, 1996, accompanies this proxy statement.

              VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT HOLDERS

     Only Shareholders of record at the close of business on Tuesday, April 1, 1997 will be entitled to vote at the annual meeting. On that date, there were outstanding 2,102,408 shares of common stock of the Company. Each share of common stock is entitled to one vote with respect to each matter submitted to a vote at the meeting. Assuming that a quorum (i.e., holders of a majority of the total shares outstanding) is present at the meeting in person or by proxy, each of the matters set forth in the Notice of Annual Meeting of Shareholders shall be decided upon by an affirmative vote of the holders of record of a majority of the Shares present or represented by proxy at the meeting.

     On January 24, 1997, the Company completed a public offering of 2,000,000 shares of its $1.70 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"). An additional 256,000 shares of Series A Preferred Stock was sold on January 31 and February 6, 1997, pursuant to over-allotment options granted to the underwriters. The Series A Preferred Stock is convertible at the option of the holders at any time, unless previously redeemed, into shares of common stock of the Company at an initial conversion price of $9.60 per share of common stock (equivalent to 2.08 shares of common stock for each share of Series A Preferred Stock converted, for an aggregate of 4,700,000 shares of common stock subject to conversion), subject to adjustment upon certain events. The Series A Preferred Stock has no voting rights, except that holders of the Series A Preferred Stock will have the right, together with the holders (if any) of other series of the Company's cumulative preferred stock, to elect two members of the Board of Directors of the Company if dividends on any series of the Company's cumulative preferred stock remain unpaid for six quarters.

     Set forth in the following table are the beneficial holdings as of April 1, 1997 of the Company's common stock of each of the current directors of the Company and nominees for director, which group includes each person known to the Company who may be deemed to own more than 5% of the Company's common stock and all directors and officers as a group:

                             BENEFICIAL HOLDINGS OF
                              DIRECTORS, NOMINEES,
                          AND NAMED EXECUTIVE OFFICERS

                                                                  AMOUNT & NATURE
                                                                   OF BENEFICIAL
       NAME OF BENEFICIAL OWNER             TITLE OF CLASS       OWNERSHIP(1) (12)      PERCENT OF CLASS
--------------------------------------    -------------------    ------------------     ----------------
John D. Bontreger                         Common Stock                  409,566(2)            19.47%
                                          no par value
Mark D. Carney                            "                             119,728(3)             5.69%
Bo L. Hagood                              "                             115,111(4)             5.47%
David R. Miller                           "                              80,945(5)             3.85%
Stephen M. Huse                           "                                 253(6)                *
                                          Cumulative
                                          Convertible
                                          Preferred Stock,
                                          Series A                          100(7)                *
George A. Morton                          Common Stock
                                          no par value                   27,701(8)             1.32%
Richard E. Shank                          "                              27,071(9)             1.29%
Richard L. Russell                        "                              16,350(10)               *
William S. Watson                         "                                  89(11)               *
All Directors, and Executive Officers     Common Stock
  as a group (includes 10 persons         no par value
  consisting of the above 9 persons plus
  Martin D. Brew, Treasurer of the
  Company)                                                              831,137               39.52%
                                          Cumulative
                                          Convertible
                                          Preferred Stock,
                                          Series A                          100                   *

---------------

* Less than 1%.

 (1) Information with respect to beneficial ownership is based upon information supplied by each Shareholder.

 (2) Mr. Bontreger owns all shares in his name of record and has sole voting and investment power over such shares.

 (3) Mr. Carney owns all shares in his name of record and has sole voting and investment power over such shares.

 (4) Mr. Hagood owns all shares in his name of record and has sole voting and investment power over such shares.

 (5) Mr. Miller owns all shares in his name of record and has sole voting and investment power over such shares.

 (6) Of the shares listed, 208 are shares Mr. Huse has the right to acquire by conversion of his 100 shares of Cumulative Convertible Preferred Stock, Series A. Mr. Huse owns 45 shares of Common Stock in his own name of record and has sole voting and investment power over such shares.

 (7) Mr. Huse owns all shares in his name of record and has sole voting and investment power over such shares.

 (8) Mr. Morton holds 16,891 shares in his name of record and has sole voting and investment power over such shares and 10,810 shares are owned by trusts of which his wife is the trustee with investment power over such shares.

 (9) Mr. Shank holds all shares as a joint tenant with his wife with whom he shares voting and investment power over all such shares. Mr. Shank will become a Director Emeritus upon the expiration of his current term at the 1997 Annual Shareholders' Meeting. See the discussion at page 7.

(10) Mr. Russell holds 6,891 shares in his name of record and has sole voting and investment power over such shares and 9,459 shares jointly with his wife with whom he shares voting and investment power over such shares.

(11) Mr. Watson owns all shares in his name of record and has sole voting and investment power over such shares.

(12) Mr. Orus E. Weaver, Director Emeritus of the Company, is the beneficial owner of 29,651 shares of Company common stock. Mr. Weaver holds 29,324 shares in his name of record and has sole voting and investment power over such shares and he holds 327 shares jointly with his wife with whom he shares voting and investment power over such shares. Mr. Weaver served as a Director of the Company from its inception through October 1996. He was designated a Director Emeritus by the Board of Directors on October 22, 1996. As a Director Emeritus Mr. Weaver is invited to attend meetings of the Board of Directors and receives the same compensation as a Director, but has no vote with respect to any matter coming before the Board. Mr. Weaver's invitation to attend Board meetings and his compensation therefor terminate in May 1998.

                             ELECTION OF DIRECTORS

     Under the Company's Code of By-Laws, as amended, the Company's Board of Directors is divided into three separate classes of directors whose terms expire at different times, but with no term extending beyond three years. The By-Laws require that the number of directors shall not be less than two nor more than nine.

     On March 19, 1997, the Board of Directors amended the Company's Code of By-Laws to decrease the number of directors from nine to eight, effective as of the 1997 Annual Shareholders' Meeting, with the ninth directorship being eliminated from the First Class of Directors with their terms expiring in 1997. Accordingly, only two directors are to be elected at the 1997 Annual Shareholders' Meeting. Also on March 19, 1997, the Board of Directors designated Richard E. Shank, who has served as a Director of the Company since September 23, 1978, Director Emeritus as of the expiration of his current term at the 1997 Annual Shareholders' Meeting. On October 22, 1996, the Board of Directors accepted the resignation as a Director of Orus E. Weaver, who had served as a Director of the Company since its inception and designated him a Director Emeritus. The Board of Directors elected William S. Watson to serve as a Director of the Company for the remainder of Mr. Weaver's term. As Director Emeriti, Mr. Weaver and Mr. Shank are invited to attend meetings of the Board of Directors and receive the same compensation as a Director, but have no vote with respect to any matter coming before the Board. Mr. Weaver's and Mr. Shank's invitations to attend Board meetings and their compensation therefor terminate in May 1998. The Board of Directors is now organized in three classes, with the terms of the First Class, consisting of two Directors, expiring in 1997, the terms of the Second Class, consisting of three Directors, expiring in 1998, and the terms of the Third Class, consisting of three Directors, expiring in 1999.

     If any of the nominees elected as directors at the 1997 Annual Shareholders' Meeting shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the person named in the proxies. Management has no reason to believe that any nominee will be unable to serve.

     The names, ages, principal occupations and tenures as director of each of the nominees, are set forth below:

                        DIRECTORS STANDING FOR ELECTION
                    FOR A THREE YEAR TERM EXPIRING MAY 2000

                 NOMINEE AND PRINCIPAL
                   OCCUPATION (AGE)                           OFFICE HELD       ELECTED AS DIRECTOR
-------------------------------------------------------    -----------------    -------------------
Mark D. Carney, Vice President Finance and Chief           Vice President             11/17/93
  Financial Officer of Signature Inns, Inc. (Age 40)       Finance, CFO and
                                                           Director

Stephen M. Huse, Chief Executive Officer, Huse Food        Director                    8/18/94
  Group, Inc. (Age 55)

                         DIRECTORS CONTINUING IN OFFICE

           NAMES AND PRINCIPAL
            OCCUPATIONS (AGES)                   OFFICE HELD        ELECTED AS DIRECTOR     TERM EXPIRES
------------------------------------------    ------------------    -------------------     ------------
John D. Bontreger, President, Chief           President, Chief             3/31/78             5/18/99
  Executive Officer and Chairman of the       Executive Officer
  Board of Signature Inns, Inc. (Age 48)      and Chairman of
                                              the Board

George A. Morton,                             Director                     9/23/78             5/18/99
  Agri businessman (Age 60)

Richard L Russell,                            Director                     5/21/91             5/18/99
  Executive Director, Direct Regions
  National Retail Hardware Association
  (Age 61)

Bo L. Hagood Vice President Hotel             Vice President              11/17/93             5/19/98
  Operations of Signature Inns, Inc. (Age     Hotel Operations
  47)                                         and Director

David R. Miller Secretary and Executive       Secretary and                9/23/78             5/19/98
  Director of Sales and Marketing of          Director
  Signature Inns, Inc. (Age 55)

William S. Watson                             Director                    10/22/96             5/19/98
  Hotel Industry Consultant, WSRW
  Enterprise (Age 52)

                           INFORMATION CONCERNING THE
                       BOARD OF DIRECTORS AND MANAGEMENT

A.  NOMINEES, DIRECTORS AND OFFICERS.

     The foregoing lists of nominees and other directors constitute a complete listing of all the directors of the Company. The officers of the Company are John D. Bontreger, President and Chief Executive Officer, David R. Miller, Secretary and Executive Director of Sales and Marketing, Mark D. Carney, Vice President Finance and Chief Financial Officer, Bo L. Hagood, Vice President Hotel Operations and Martin D. Brew, Treasurer and Controller. Each member of the Board of Directors of the Company is also a member of the Board of Directors of the Company's five wholly owned subsidiaries, namely, P & N Corporation, S.I.E. Corporation, SI Kokomo Corporation, SI South Bend Corporation and SI Springfield Corporation. Each officer of the Company holds the same office and title in each subsidiary of the Company.

B.  FAMILY RELATIONSHIPS.

     No family relationship exists between any director or nominee for director and any other director or nominee for director or any executive officer of the Company.

C.  OTHER DIRECTORSHIPS.

     Except for Mr. Huse, who is a director of Marsh Supermarkets, Inc., no director or nominee for director holds any directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or which is subject to the requirements of Section 15(d) of that Act or which is a company registered as an investment company under the Investment Company Act of 1940.

D.  CERTAIN PROCEEDINGS.

     No officer, director or nominee for director, no affiliate thereof and no associate thereof was a party to any proceeding or the subject of any order, judgment or decree during the past five years which would be material to an evaluation of the ability or integrity or such nominee, nor has any such person been a party to any proceeding adverse to the Company or its subsidiaries or affiliates, or has had any material interest adverse to the Company or its subsidiary or affiliates.

E.  CONTROL PERSONS.

     Mr. Bontreger is a "control person" of the Company as defined under regulations promulgated by the Securities and Exchange Commission.

F.  COMMITTEES OF THE BOARD.

     1. AUDIT COMMITTEE. The Audit Committee meets as deemed necessary (a) to recommend to the Board of Directors the retention, from time to time, of independent auditing firms to be engaged by the Company, subject to Shareholder ratification, (b) to coordinate the annual audit of the Company between management and the auditing firm, (c) to meet with the auditors at least two times during the year, including one meeting before the audit is commenced and one meeting following the completion of the audit and to meet at such other times as the Board of Directors, in its discretion, directs or as the Committee, itself, determines. Committee members serve one-year terms from one annual Shareholders' meeting to the next. Current members of the Audit Committee are Richard E. Shank, Chairman, and Richard L. Russell. The Audit Committee met twice during the year ended December 31, 1996.

     2. COMPENSATION COMMITTEE. The purposes and functions of the Compensation Committee are to (a) develop and recommend to the Board of Directors for approval a compensation plan for the president/chief executive officer and all other individuals within the Company who are designated as "senior management,"
(b) review benefit, bonus and incentive plans and other corporate perquisites on an annual basis, (c) review and recommend to the Board suggested changes in compensation to be paid to outside members of the Board, and (d) review expense reimbursement policies of the Company as they pertain to directors and management. The Compensation Committee meets as determined necessary by the Board or by the Committee. Current members of the Compensation Committee are George A. Morton, Chairman, and Stephen M. Huse. During the year ended December 31, 1996, the Compensation Committee met three times in conjunction with a meeting of the Board of Directors and three times not in conjunction with a meeting of the Board of Directors, one of which was a telephonic meeting.

G.  NUMBER OF MEETINGS.

     During 1996, the Board of Directors of the Company held a total of nine regularly scheduled meetings and three telephonic meetings. All directors listed above attended at least 75% of those meetings.

H.  SECTION 16(a)REPORTS.

     No officer, director or beneficial owner of more than ten percent of any class of equity securities of the Company who was required to file reports under
Section 16(a) of the Exchange Act failed to file such reports on a timely basis during 1996.

I.  OFFICERS/DIRECTORS BUSINESS BACKGROUND.

     A brief description of the business background and experience of each officer and director is as follows:

JOHN D. BONTREGER, 48          President, Chief Executive Officer and Chairman
                               of the Board

     Mr. Bontreger is the founder of the Company and has served as its President, Chief Executive Officer, and Chairman of the Board since the Company's inception in March 1978. He is responsible for the overall management of the business affairs of the Company. Prior to founding the Company, Mr. Bontreger served from 1975 to 1978 as a vice president for an Indiana-based hotel company. Mr. Bontreger holds a Bachelor of Science Degree from Goshen College, Goshen, Indiana, where he graduated in 1972.

DAVID R. MILLER, 55          Secretary, Executive Director of Sales and
                             Marketing and Director

     Mr. Miller has been employed by the Company since August 1978 and has served as the Secretary (and Treasurer until May 1986) of the Company since September 1978. Since 1990, Mr. Miller has been the Executive Director Sales and Marketing responsible for assisting in the development and implementation of the Company's advertising, marketing and public relations programs. He has served as liaison with the Company's advertising and public relations agencies and has directed the local, regional and national hotel room sales program and the central reservation system. Mr. Miller is a 1965 graduate of Ashland University, Ashland, Ohio, with a B.S. in Business Administration.

MARK D. CARNEY, 40          Vice President Finance, Chief Financial Officer and
                            Director

     Mr. Carney joined the Company in 1992 as the Vice President of Finance/Chief Financial Officer and is responsible for the financial operations and finance functions of the Company and affiliated entities. Prior to joining the Company, Mr. Carney was employed by KPMG Peat Marwick, in Indianapolis, Indiana. He was responsible for services to publicly and privately owned real estate developers and operators, hospitality companies and financial institutions. Mr. Carney is a 1979 graduate of Indiana University, with a Bachelor of Science Degree from the School of Business and is a member of the American Institute of Certified Public Accountants.

BO HAGOOD, 47          Vice President Hotel Operations and Director

     Mr. Hagood has been employed by the Company since December 1980 starting as a hotel General Manager. In January 1984, he was promoted to Director of Hotel Operations and then to Vice President Hotel Operations in 1987. Mr. Hagood has been employed in the hospitality industry for 25 years, having managed several hotels for national chains prior to joining Signature Inns. Mr. Hagood graduated from Appalachian State University in 1971 with a Bachelor of Science Degree in Business Administration.

MARTIN D. BREW, 36          Treasurer and Controller

     Mr. Brew has been employed by the Company since April 1986. In December, 1987, Mr. Brew assumed the position of Controller and, in April 1992, he began serving as Treasurer. Mr. Brew is responsible for the Accounting and Information Systems Department and the functions of: financial reporting, investor reporting, cash management, property and casualty insurance, legal compliance, automation concepts of the chain, tax planning and audit coordination. Prior to his employment with Signature Inns, Mr. Brew was employed by KPMG Peat Marwick. Mr. Brew is a 1982 graduate of Indiana University, with a Bachelor of Science Degree from the School of Business and is a member of the American Institute of Certified Public Accountants.

GEORGE A. MORTON, 60          Director

     Mr. Morton has been manager, operator and part owner of Morton Farms, Inc. since 1962, and serves as Vice President and Secretary of that company. From April 1987 to January 1989, Mr. Morton served as deputy Commissioner of Agriculture for the State of Indiana. He served as the Indiana Director of Farmers Home Administration from 1989 to 1993. Mr. Morton is a 1958 graduate of Purdue University.

RICHARD L RUSSELL, 61          Director

     Mr. Russell has been the Executive Director, Direct Regions of the National Retail Hardware Association, and has been involved in the hardware industry for nearly thirty years. He is also serving as president or director of several community and civic organizations. Mr. Russell is a 1958 graduate of Purdue University.

STEPHEN M. HUSE, 54          Director

     Mr. Huse is Chairman and Chief Executive Officer, Huse Food Group, Inc., Bloomington, Indiana. In addition, Mr. Huse is President of St. Elmo, Incorporated, which operates the St. Elmo Steak House in downtown Indianapolis, and Chief Executive Officer of Beef Corporation of America, franchisee of 14 Arby's Roast Beef Restaurants in Central and Southern Indiana. Previously, Mr. Huse was President and Chief Executive Officer of Consolidated Products, Inc., operator of Steak 'n' Shake restaurants. He is also the founder of Noble Romans Incorporated, a publicly traded franchisor of pizza parlors in the Midwest. Mr. Huse is also a director of Marsh Supermarkets, Inc., and a member of the Advisory Board of KeyBank of Central Indiana, Indianapolis, Indiana. Mr. Huse is a 1965 graduate of Indiana University.

WILLIAM S. WATSON, 52          Director

     Mr. Watson currently provides hotel industry consulting services through WSRW Enterprise, which is affiliated with Stratus Management Group, Inc. Mr. Watson previously served as Vice-Chairman of Pegasus Systems, Inc., and Chairman of THISCO (The Hotel Industry Switch Company). Mr. Watson previously held positions with Best Western International as Senior Vice President Worldwide Marketing and Executive Vice President. Mr. Watson was also employed as a Vice President of ITT Sheraton Corporation, and held executive positions with Bicoastal Air Service, Inc., Altair Airlines, Inc., and Pan American World Airways. Mr. Watson holds a Mechanical Engineering degree from Croydon Polytechnic in England.

RICHARD E. SHANK, 63          Director Emeritus

     Mr. Shank, who served as Director of the Company from September 23, 1978, was designated a Director Emeritus by the Board of Directors on March 19, 1997, effective as of the 1997 Annual Shareholders' Meeting. As a Director Emeritus Mr. Shank is invited to attend meetings of the Board of Directors and receives the same compensation as a Director, but has no vote with respect to any matter coming before the Board. Mr. Shank's invitation to attend Board meetings and his compensation therefor terminate in May, 1998. Mr. Shank has been self-employed in the real estate business since 1961. Mr. Shank was an elected representative in the Indiana General Assembly for 21 years, and was a State Senator from 1976 to 1987. He served as Executive Director of the Indiana Professional Licensing Agency during 1988. Mr. Shank attended Hesston College in Hesston, Kansas.

ORUS E. WEAVER, 73          Director Emeritus

     Mr. Weaver, who served as a Director of the Company from its inception through October 1996, was designated a Director Emeritus by the Board of Directors on October 22, 1996. As a Director Emeritus Mr. Weaver is invited to attend meetings of the Board of Directors and receives the same compensation as a Director, but has no vote with respect to any matter coming before the Board. Mr. Weaver's invitation to attend Board meetings and his compensation therefor terminate in May, 1998. He has been an independent life insurance broker since 1981 and previously assisted in the sale of limited partnership interests in limited partnerships formed to develop Signature Inn hotels. Mr. Weaver has been a member of the Indiana and National Association of Life Underwriters for almost 20 years.

                             EXECUTIVE COMPENSATION
                       EXECUTIVE COMPENSATION PHILOSOPHY

     The Company believes that the primary objectives of the Company's executive compensation policies should be:

     - To attract and retain talented executives by providing compensation opportunities that are competitive with the compensation provided to executives at companies of comparable size and position, while maintaining compensation within levels that are consistent with the Company's business plan, financial objectives and operating performances;

     - To provide meaningful annual incentive opportunities for executives to work toward and achieve the Company's profit and other targets established in the Company's business plan; and

     - To align the interest of executives with those of Shareholders by providing substantial long-term incentive opportunities through stock options and other forms of stock ownership.

     The Company believes that executive compensation program should be reviewed periodically to insure its support of the Company's financial performance and its business plan. It also should be compared to practices of, and levels paid by, other companies with whom we compete for business and human resources. Our intent is not simply to copy the practices and levels of others, but rather to continually strive to have a program that takes into account factors unique to the Company and is distinguishably better in terms of its performance relatedness from the perspective of both Company results and each individual's contribution to those results.

     The Company believes that executive compensation should be comprised of (1) base compensation (2) annual (short-term) compensation (3) long-term compensation. The Company believes that base compensation is currently set at levels competitive with executives with similar responsibilities at other companies similar in size and complexity.

     The Company believes that annual incentive compensation should be utilized to retain management, provide motivation, and move the Company in a positive financial direction. Substantial incentive opportunities are provided to executives based upon the level of achievement of targeted profit goals for the company, and the level of individual responsibility and achievement.

     The Company believes that an integral part of the executive compensation programs should be long term incentive. Through equity based compensation in the form of Company stock the long-term interest of executives are aligned with those of Shareholders. Because the Company believes that significant stock ownership by management is a catalyst in building Shareholder value, it will continue to utilize stock options and review and possibly use other Shareholder value related vehicles to provide long-term incentive compensation.

     The Company believes that the above philosophy furthers the interests of the Shareholders since a significant part of executive compensation is based upon obtaining results that increase the value of the Company and are beneficial to all Shareholders.

                         SUMMARY COMPENSATION TABLE(1)

                                                                          ANNUAL COMPENSATION
                                                        YEAR ENDED      ------------------------
              NAME AND PRINCIPAL POSITION              DECEMBER 31      SALARY ($)     BONUS ($)
     ----------------------------------------------    ------------     ----------     ---------
     John D. Bontreger                                     1996           153,317        89,066
     President & CEO                                       1995           147,833        61,685
                                                           1994           141,901        77,768

     Mark D. Carney                                        1996            92,663        56,679
     V.P. Finance & CFO                                    1995            89,350        38,217
                                                           1994            85,782        47,003

     Bo Hagood                                             1996            92,663        56,679
     V.P. Hotel Operations                                 1995            89,350        38,217
                                                           1994            85,792        47,003

     David R. Miller                                       1996            78,624        32,388
     Secretary, Executive                                  1995            75,911        24,124
     Director of Sales and Marketing                       1994            72,795        28,487

---------------

(1) Columns regarding long-term and all other compensation have been omitted pursuant to the instructions to Reg. Section 228.402(a), because there has been no compensation awarded to, earned by, or paid to any of the named executives required to be reported in those columns in any fiscal year covered by this Table.

     At December 31, 1996, there were no unexercised options held by the executive officers named in the Summary Compensation Table.

                              EMPLOYMENT CONTRACTS

     The Company has employment contracts with John D. Bontreger, Bo L. Hagood, Mark D. Carney, and David R. Miller. The terms of the employment contracts began in December 1993 and the contracts provide for base salaries of the officers/employees, plus bonuses, as determined annually by the Company's Board of Directors. In addition, the employment contracts provide for the payment of other customary benefits, including medical, life and disability insurance premiums. Mr. Bontreger's contract expires in June 1998. Messrs. Hagood's and Carney's contracts expire in December 1997. Mr. Miller's contract expires in June 1997. The contracts are renewable for subsequent terms: Mr. Bontreger's for one and one-half years; Messrs. Hagood's and Carney's for one year; Mr. Miller's, for six months. The contracts are not terminable by the Company except upon "just cause" as defined in the contracts.

     In the event the Company terminates an officer/employee's employment without "just cause," or in the event an officer/employee resigns "with just cause" (i.e., where the Company materially breaches the agreement), the officer/employee is entitled to receive from the Company lump sum severance payments equal to a multiple of yearly "regular compensation," as defined in the contracts. In such events, Mr. Bontreger would receive severance benefits equal to one and one-half times his "regular compensation," Messrs. Hagood and Carney would receive severance benefits equal to one time such compensation, and Mr. Miller would receive severance benefits equal to one-half times such compensation.

     In the event of the termination of an employment contract by the Company "for just cause" or a resignation by an officer/employee "without just cause" the severance benefits would not be payable. In addition, in the event the Company terminates an employment contract for "just cause" or the officer/employee resigns "without just cause," the officer/employee must abide by certain restrictive, non-compete provisions for the same period as the then current term of the contract.

                           COMPENSATION OF DIRECTORS

     Each of the Company's non-employee directors (each, an "Outside Director") is paid a retainer of $6,000 per year, payable quarterly. In addition, each Outside Director receives a fee of $750 per Board meeting attended (other than telephonic Board meetings which are covered by the retainer), and receives a fee of $750 for each Committee meeting. Under the terms of the 1996 Equity Incentive Plan, awards of Restricted Stock to Outside Directors are automatically granted upon such directors' election or re-election. Initially, each Outside Director was granted 167 shares, 333 shares or 500 shares of Restricted Stock depending upon the number of years then remaining in such director's term. Upon re-election, each Outside Director is granted awards of 500 shares of Restricted Stock. Outside Directors are also reimbursed for reasonable costs and expenses, including travel expenses, incurred by them in connection with their attendance at any board or committee meeting.

                               OTHER INFORMATION

     Except for the promissory notes executed and delivered to the Company by members of Operating Management in connection with their purchase of shares in 1994, which were paid in full in 1996, no loans have ever been made by the Company or its subsidiaries to any officer or director of the Company.

                 PROPOSAL TO AMEND ARTICLE V OF THE AMENDED AND
               RESTATED ARTICLES OF INCORPORATION OF THE COMPANY

     The Board of Directors has adopted and is submitting herewith for the approval of the Shareholders an amendment to the Amended and Restated Articles of Incorporation of the Company (the "Amendment") which would increase the number of authorized shares of no par value Common Stock (the "Common Stock") from 13,513,514 to 25,000,000. The Company's shares of Common Stock do not have any preemptive rights, nor do these shares have any redemption or similar rights. There is no provision in the Articles for cumulative voting. Therefore, cumulative voting is not permitted, and each share of Common Stock is entitled to one vote with respect to all matters to come before the Shareholders.

     In connection with the Company's offering of its Series A Preferred Stock in January 1997, the Board of Directors approved a 1-for-3.7 share reverse stock split effective on January 21, 1997. As a result of the reverse stock split, the number of shares of common stock which the Company is authorized to issue was reduced from 50,000,000 to 13,513,514. As of the date of this Proxy Statement, there were 2,102,408 shares of common stock outstanding, leaving 11,411,106 shares authorized but unissued. The Series A Preferred Stock is convertible at the option of the holder at any time, unless previously redeemed, into shares of common stock of the Company at an initial conversion price of $9.60 per share of common stock (equivalent to 2.08 shares of common stock for each share of Series A Preferred Stock converted), subject to adjustment upon certain events. A total of 4,700,000 authorized but unissued shares of common stock are subject to such conversion rights.

     In addition, the Company's 1996 Equity Incentive Plan authorizes the Company to grant to selected officers, employees, and directors awards of Restricted Stock Grants or Stock Options to purchase up to an aggregate of 10% of the total outstanding shares of common stock of the Company, which was 210,240 shares as of March 21, 1997.

     Because of the possible issuance of up to 4,700,000 shares of common stock in the event of the conversion of the Series A Preferred Stock, the potential issuance of up to 210,240 shares of common stock pursuant to the Company's 1996 Equity Incentive Plan and the possible issuance of additional shares in future private or registered public offerings and for other legitimate corporate purposes, management and the Board of Directors are proposing to amend Article V of the Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 13,513,514 to 25,000,000 shares. The Company has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the amendment.

     The types of transactions in which the shares may be issued, the nature and approximate amount of the consideration to be paid for the shares in connection with those transactions and the purposes for which the consideration will be used ultimately by the Company are not currently known and will not be ascertainable unless and until the terms of an actual transaction are formulated sometime in the future. It is impossible, therefore, to predict at this time the general effect of the increase in authorization of shares of Common Stock upon the rights of existing security holders. It is possible that some future transactions in which the authorized shares of Common Stock are actually issued could have a diluting impact upon the value and/or voting power of the shares of Common Stock currently outstanding.

     Although, the Indiana Business Corporation Law grants to the shareholders the power to authorize new shares, generally, it is the Board of Directors of the Company which has the authority to determine when, how many and on what terms shares are to be issued. The Board of Directors, in its discretion, determines the consideration (both nature and amount) for issuance of shares. Accordingly, it may be anticipated that the Shareholders will not be accorded an opportunity to vote on the particular transactions pursuant to which the additional shares of common stock ultimately will be issued, sold, or distributed. OTHER THAN AS MIGHT BE REQUIRED UNDER APPLICABLE STATE AND FEDERAL LAW, OR THE RULES OF THE NASDAQ STOCK MARKET, NO VOTE OF SECURITY HOLDERS WILL BE SOLICITED IN CONNECTION WITH ANY FUTURE ISSUANCE, SALE OR DISTRIBUTION OF SHARES OF COMMON STOCK.

     Assuming that the Amendment is approved and that the number of authorized shares of the Company's Common Stock is increased from 13,513,514 to 25,000,000 shares, there will remain approximately 2,102,408 shares outstanding, leaving 22,897,592 shares authorized but unissued.

     The Company is not aware of any third party planning to acquire a controlling interest in the Company's common shares. However, the proposed amendment increasing the authorized number of shares of Common Stock from 13,513,514 to 25,000,000 will make available a large number of common shares which could be issued in a defense against an unfriendly take-over attempt, if management believes that to do so would be appropriate. The establishment of such a defense is not, however, the primary purpose of the proposal to increase the number of authorized shares of Common Stock.

     VOTE REQUIRED. Approval of the Amendment requires approval by the holders of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the annual meeting

     If the Amendment is approved, Article V of the Amended and Restated Articles of Incorporation of the Company will read in its entirety as set forth in Exhibit A hereto.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
AMENDMENT.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has proposed and recommends to the Shareholders ratification of the appointment of the firm of KPMG Peat Marwick LLP ("KPMG"), certified public accountants, as independent auditors to conduct an audit of the financial statements of the Company for the fiscal year ending December 31, 1997, and to provide such other accounting services as may be considered necessary by the officers of the Company. KPMG has been the Company's auditor since 1984. Representatives of KPMG will be present at the meeting to make a statement if they desire to do so, and respond to appropriate questions.

     VOTE REQUIRED. Ratification of appointment of KPMG requires approval by the holders of the majority of the shares of the Company's Common Stock present or represented and entitled to vote at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

                             NO DISSENTERS' RIGHTS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the annual meeting.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1996, is set forth in full in the Company's 1996 Annual Report to Shareholders which accompanies this Proxy Statement, and is incorporated herein by reference.

                           PROPOSALS OF SHAREHOLDERS

     Certain regulations of the Securities and Exchange Commission require that, in the event an eligible Shareholder of the Company timely notifies the Company of his intention to present a proper proposal for action at a forthcoming Shareholders' meeting, the Company include the proposal in its proxy statement, identify it in its form of proxy and provide the Shareholders an opportunity to vote in respect to the proposal. Any proposal which a Shareholder intends to present at the Company's 1998 Annual Shareholders' Meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting not less than 120 days in advance of the release of such proxy statement and form of proxy. The Company's proxy statement and form of proxy are typically mailed to the Shareholders on or about April 14, and accordingly, proposals with respect to the May 19, 1998 annual meeting must be received no later than December 16, 1997.

                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                                 ANNUAL REPORT

     The 1996 Annual Report of the Company, including audited financial statements is hereby incorporated in its entirety herein by reference and is being mailed with this Proxy Statement.

April 15, 1997

                                   EXHIBIT A

     SECTION 1. NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares, of which 25,000,000 shares shall be common stock and of which 5,000,000 shares shall be preferred stock.

     A. The number of authorized shares which the Corporation designates as having par value is none.

     B. The number of authorized shares which the Corporation designates as without par value is 30,000,000.

PROXY                                                                      PROXY

                             SIGNATURE INNS, INC.
                       250 EAST 96TH STREET, SUITE 450
                            INDIANAPOLIS, IN 46240


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS -- MAY 20, 1997


        The undersigned appoints John D. Bontreger with full power of substitution and revocation, to vote, as designated above, all the Common Stock of Signature Inns, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held on May 20, 1997, or at any adjournment thereof.

        Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposal Nos. 2 and 3.

      PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY
                 IN THE ENCLOSED POSTAGE GUARANTEED ENVELOPE.


                (Continued and to be signed on reverse side.)

                             SIGNATURE INNS, INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. []

[                                                                              ]
                                                                                         For  All
                                                                 For       Withhold     (Except Nominees(s)
1.  ELECTION OF DIRECTORS FOR THREE YEAR TERM --                 All         All         written below)
    Nominees:  mark D. Carney and Stephen M. Huse.              [  ]         [  ]             [  ]

    _____________________________________________________

                                                                 For        Against         Abstain
2.  Proposal to amend Article V of the Company's Amended        [  ]         [  ]             [  ]
    and Restated Articles of Incorporation.

                                                                 For        Against         Abstain
                                                                [  ]         [  ]             [  ]
3.  Ratification of KPMG Peat Marwick LLP as the
    Company's independent public auditors of 1997.


4. To transact such other business as may properly come before the meeting, or any adjournments thereof.

                                       Dated:_____________________________, 1997

Signature(s)____________________________________________________________________

________________________________________________________________________________
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.